Exhibit 99.1

Press Release	HireQuest, Inc. 111 Springhall Drive Goose Creek, SC 29445 800.835.6755

Release Date: May 13, 2025	Contacts:	David Hartley
VP of Corp Development 800.835.6755 cdhartley@hirequest.com

FOR IMMEDIATE RELEASE		Innisfree M&A, Inc. Jonathon Kovacs 212.750.7923 jkovacs@innisfreema.com

HIREQUEST PROPOSES ACQUISITION OF TRUEBLUE, INC. FOR $7.50 PER SHARE

Offers a Significant Premium of 61% to TrueBlue Stockholders

HireQuest’s High-Margin Franchising Model to drive near-term profitability and enhanced value for shareholders

GOOSE CREEK, SC – May 13, 2025 – HireQuest, Inc. (Nasdaq: HQI) announced today that it has submitted to the Board of Directors of TrueBlue, Inc. (NYSE: TBI) a proposal to acquire all of the outstanding shares of common stock of TrueBlue for $7.50 per share. The consideration would be paid in registered shares of HireQuest common stock and would not be subject to any financing contingency. HireQuest’s proposal represents a 61% premium to the closing price of TrueBlue’s common stock on May 12, 2025 of $4.65 and 67% and 45% premiums over the 30-day and 60-day VWAPs, respectively.

This transaction would mark HireQuest’s 16th acquisition in the staffing industry. HireQuest has a history of profitability and successful acquisition integration including the conversion of traditional branch offices into thriving franchises.

The staffing industry is changing, and HireQuest’s unique franchising platform gives it and its franchisees the flexibility and efficiency to drive a profitable business throughout various economic cycles. It is this flexibility and efficiency that is so desperately needed by TrueBlue who has seen its revenues and profitability erode over the last decade. This erosion has correspondingly led to a substantial decrease in share price and shareholder value over that time period as well.

HireQuest has been pursuing this transaction for almost two years and has continually been rebuffed by TrueBlue’s management team and Board of Directors. However, as TrueBlue continues to struggle, HireQuest felt its proposal was too important and valuable to TBI shareholders to not move forward and make it publicly known. As a result, a final letter was submitted to the TrueBlue board on May 9, 2025.

“While we are frustrated that TrueBlue has refused to engage with us, we are excited to finally move forward with this very strategic and value-creating opportunity,” said Rick Hermanns, CEO of HireQuest. “We have tremendous respect for what TrueBlue has built and would like nothing more than to do a friendly, negotiated deal that could benefit everyone. However, there is just too much value and upside for the shareholders of both companies to sit on the sidelines any longer. We are offering TrueBlue shareholders a substantial premium day one but also the opportunity to invest in a larger, higher-margin industry leader going forward with more upside potential and less downside risk. We have a solution for TrueBlue’s woes - a lucrative high-value one - and the shareholders should know.”

Mr. Hermanns went on to say “Our preference here is to engage with management in order to structure a negotiated deal that is beneficial to all stakeholders. If successful, then we would consider adding a cash component to the consideration structure for shareholders preferring immediate liquidity. Furthermore, we would consider increasing the offer price as it currently incorporates risks and uncertainties that may not exist.”

Below is the full text of the letter that was sent to the TrueBlue Board of Directors on May 9, 2025:

May 9, 2025

The Board of Directors of TrueBlue, Inc.

1015 A Street

Tacoma, WA 98402

Attention: Ms. Taryn R. Owen, Chief Executive Officer

Attention: Mr. Jeffrey B. Sakaguchi, Board Chair

Re: Strategic Acquisition Discussions

Dear Members of the Board:

As conveyed to you in conversations dating back to 2023 and as detailed in our offer letters submitted to you in January and February of this year, the Board of Directors and management of HireQuest, Inc. (“HQI”) strongly believe that a combination of HQI and TrueBlue, Inc. (“TBI” or the “Company”) presents an exciting opportunity to create significant value for our respective shareholders. The combined company would be a stronger, higher-margin, and more strategically positioned company with superior growth prospects and a path to enhanced shareholder value. As a result, we are disappointed that you have continued to decline our multiple offers, and once again ask that you allow us to meet in order to better explain the benefits, both immediate and long-term, available to your shareholders from the combination of our two companies.

While our steadfast commitment to this opportunity has not changed, the terms of our offer have been modified to reflect the updated financial performance of the Company since our previous offers. Particular attention has been given to the continued earnings erosion as well as the material increase in debt as disclosed in your recent Q1 financials along with details surrounding the recent acquisition of HSP. In addition, it appears as though recent earnings have been aided by a reduction in the Company’s Workers’ Compensation Reserves, which is a concerning and unsustainable trend. As a result, we are prepared to move forward immediately with the acquisition of all common shares of TBI at $7.50 per share. This represents a substantial premium of 76% over yesterday’s closing price of $4.27 as well as premiums of 65% and 44% over the Company’s 30-day and 60-day VWAP respectively.

We are convinced that this offer provides a unique opportunity for TBI shareholders to achieve a value that doesn’t otherwise exist in this market. In addition to the premium itself, we believe that even greater value and returns can be generated by holding shares of the combined company. As a result, we are offering your shareholders the purchase price in the form of shares of HQI. We believe such a transaction would qualify as a tax-free reorganization under IRC Sec. 368 and could afford our collective shareholders the ability to participate in the upside of a higher-margin, higher-growth combined company.

We recognize that our previous offers had contained a meaningful cash component to offer your shareholders while this offer is 100% stock. We felt that this was prudent given the recent financial performance of the Company, however, to the extent we are able to engage and pursue a negotiated transaction with you, we would be willing to reinstate a cash option for shareholders who would prefer liquidity at closing. Furthermore, if we are able to work directly with management on a deal, we feel like the terms, including price, could be improved as they currently factor in risks and uncertainties that may not exist.

As you know, our interest in TBI and a business combination is not new, and we have been trying to initiate strategic discussions with you for almost two years. We are convinced there is incremental value to be had by both companies’ shareholders for the following reasons:

●	TBI shareholders are able to realize an immediate and significant premium over the trading value of TBI shares
●

HQI has a unique franchise model that provides efficiency and flexibility within the workforce solutions industry that has resulted in a long history of profitability and growth through various economic cycles

●	Integrating TBI’s extensive nationwide branch system into HQI’s proven high-margin franchise-based platform will create meaningful incremental profits and value for both companies’ shareholders
●

The combined company will be one of the most comprehensive staffing providers in the industry with an extensive yet asset-light reach providing more upside potential along with significantly less downside risk than either company on a stand-alone basis

●

HQI has already completed its due diligence of publicly available information, and in the event a definitive agreement is reached, the likelihood of a timely and successful consummation of the transaction is very high

●	HQI has a proven track record of successfully completing 15 acquisitions and integrating strategic combinations in a mutually beneficial manner

While we are prepared to purchase all of TBI’s shares in a transaction, we also want to stress our flexibility for alternative structures. For example, if TBI would prefer to remain an independent, publicly traded company, then HQI would be willing to acquire just the PeopleReady, Inc. subsidiary from TBI and would be willing to pay up to $150 million in cash subject to additional diligence. This cash could be used by TBI for any number of strategic purposes including a special dividend to its shareholders or used for strategic acquisitions and further diversification of the business. Again, we feel strongly about moving forward, and want to stress our flexibility to find a solution that benefits all stakeholders.

We remain ready to meet with you and your representatives at your earliest convenience. We continue to prefer to work together with management and the Board to complete a friendly, negotiated transaction, and we are prepared to commit all necessary resources to do so. If you are willing to engage in a negotiated transaction, we will send over a draft merger agreement immediately and work toward an expeditious close. However, given the importance and potential value of this offer to your shareholders, we feel that if you are not willing to engage with us then we will take this offer directly to your shareholders.

We trust that the Board of Directors will give this proposal serious consideration. If we have not received a favorable response by 5:00p PT Monday, May 12, 2025, then we will have no choice but to go public with our interest at that time.

We hope to hear from you shortly.

Very truly yours,

/s/ Richard F. Hermanns

Richard F. Hermanns

Chief Executive Officer

CC:          TBI Board of Directors

Jeffrey B. Sakaguchi

Taryn R. Owen

Colleen B. Brown

Williams C. Goings

Kim Harris Jones

R. Chris Kreidler

Sonita Lontoh

Paul G. Reitz

Kristi A. Savacool

About HireQuest, Inc.

HireQuest is a franchisor of staffing solutions with a presence across the U.S. and international markets. Through its primary divisions-HireQuest Direct, HireQuest Health, MRINetwork, Snelling, and TradeCorp - the company provides temporary, direct-hire, and contract staffing solutions across industries, including construction, light industrial, healthcare, finance, manufacturing, cybersecurity, and engineering. From on-demand staffing to executive search, HireQuest's divisions operate as one team for our customers -delivering workforce solutions that drive growth and change lives. For more information, visit www.hirequest.com.

Forward-looking Statements

This news release includes, and HireQuest’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements regarding the proposed transaction, benefits and synergies of the proposed transaction and future opportunities for the combined company, including statements regarding value, profitability or growth prospects of the combined company. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods.

While HireQuest believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on HireQuest's current beliefs, expectations, and assumptions regarding the future of its and TrueBlue’s business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. HireQuest cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by HireQuest, include but are not limited to the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described herein; uncertainties as to whether TrueBlue will cooperate with HireQuest regarding the proposed transaction; HireQuest’s ability to consummate the proposed transaction with TrueBlue; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; the possibility that HireQuest may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate TrueBlue’s operations with those of HireQuest; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees may be difficult; and general economic conditions that are less favorable than expected. Additional risks that may affect HireQuest’s operations and other factors discussed in the "Risk Factors" section and elsewhere in HireQuest’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by HireQuest or its management in this news release is based only on information currently available to HireQuest and speaks only as of the date on which it is made. HireQuest and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that HireQuest has made for a business combination transaction with TrueBlue. In furtherance of this proposal and subject to future developments, HireQuest (and, if applicable, TrueBlue) may file one or more registration statements, consent solicitation or proxy statements, tender offer statements, prospectuses or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any registration statement, consent solicitation or proxy statement, tender offer statement, prospectus or other document HireQuest and/or TrueBlue may file with the SEC in connection with the proposed transaction.

Investors and security holders of TrueBlue and HireQuest are urged to read the registration statement(s), consent solicitation or proxy statement(s), tender offer statement(s), prospectus(es) and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction.

Any final prospectus(es) and definitive consent solicitation or proxy statement(s) (if and when available) will be mailed to shareholders of True Blue and/or HireQuest, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by HireQuest through the web site maintained by the SEC at www.sec.gov, and by visiting HireQuest’s investor relations site at investors.hirequest.com.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This communication is neither a solicitation of a consent or proxy nor a substitute for any consent solicitation or proxy statement or other filings that may be made with the SEC. Nonetheless, HireQuest and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents or proxies in respect of the proposed transactions. You can find information about HireQuest’s executive officers and directors in its Proxy Statements on Schedule 14A filed with the SEC on April 30, 2025. Additional information regarding the interests of such potential participants will be included in one or more registration statements, consent solicitation or proxy statements, tender offer statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website www.sec.gov, and by visiting HireQuest’s investor relations site at investors.hirequest.com.